                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     / /  Preliminary Proxy Statement

     / /  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     / /  Definitive Proxy Statement

     /X/  Definitive Additional Materials

     / /  Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                       PEMBRIDGE VALUE OPPORTUNITY FUND LP
                        PEMBRIDGE CAPITAL MANAGEMENT LLC
                       CRESCENDO PARTNERS II L.P. SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                             CRESCENDO ADVISORS LLC
                                 ERIC ROSENFELD
                                 TIMOTHY E. BROG
                                  ARNAUD AJDLER
                                  JOHN J. JONES
                           TOPPS FULL VALUE COMMITTEE
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     / /  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     / /  Fee paid previously with preliminary materials:

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     / /  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

                                      -2-

On June 23, 2006,  the Topps Full Value  Committee (the  "Committee"),  together with the other  participants (as defined below),  made a definitive  filing with the  Securities  and  Exchange  Commission  ("SEC")  of a  proxy  statement  and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director  nominees  and certain  business  proposals at the 2006 annual meeting of  stockholders  scheduled  to be held July 28, 2006 (the "2006  Annual
Meeting") of The Topps Company, Inc., a Delaware corporation (the "Company").

         Item 1: On June 26,  2006,  the  following  news  story  was  issued by
TheDeal.com:

TOPPS, HEDGE FUNDS DUEL
BY DAVID SHABELMAN
Jun-26-2006

As  Topps  Co.  promotes  its  affiliation  with  Dwayne  Wade  of the  National
Basketball  Association  champion Miami Heat, the trading card  manufacturer and confectioner  is feeling heat of a different kind in a proxy battle for seats on its board of directors.

The  so-called  Topps Full Value  Committee,  composed  of New York hedge  funds
Pembridge Capital  Management LLC and Crescendo  Partners,  fired more salvos at
Topps  late last  week,  accusing  the  company  of using the hedge  funds'  own proposals to its own advantage.

The group also put pressure on the company to set a date for its annual meeting.
Topps  did so late  Friday,  scheduling  the  meeting  for July 28 in New  York.

Pembridge in April  announced that it would run a slate of three  candidates for the Topps. Crescendo Partners joined the fight in May. Together, the hedge funds own 7.1% of New York-based  Topps;  Crescendo holds more than 6% of that amount.
Their stake is roughly equal in size to that of company  chairman and CEO Arthur
Shorin,  who owns 2.9 million shares,  or 7.3%.  Topps' directors and executives own an  aggregate  12.2%.

In addition to  representation  on the board,  the  dissidents  have proposed to eliminate  Topps'  staggered board, a change that would require all directors to stand for election annually.

Pembridge and Crescendo also proposed to allow investors who own at least 15% of
the  company's   outstanding   common  stock  to  call  a  special   meeting  of
shareholders.

After originally calling Pembridge's proposals defective on the grounds that any amendment must first receive approval by its board,  Topps  essentially  offered slightly altered versions of the hedge funds' proposals.

Pembridge  president  Timothy  Brog said  Topps is trying  to curry  favor  with shareholders.

"Although we are pleased that the company decided to adopt our proposals,  it is unfortunate  that the current  board is using them as a  defensive  tactic in an attempt to sway shareholders' votes and further entrench itself," Brog said in a statement Friday.

Topps said it would seek  declassification of board members to require directors to stand for election every year.

                                      -3-

The  change  is a sharp  reversal  from  the  stance  Topps  took in 1998  after
shareholders   approved   a  similar   proposal.   At  the  time,   Topps   said
declassification  was not in the  best  interests  of  shareholders  and took no action on the proposal.

Topps  also is  proposing  shareholders  owning 25% of shares can call a meeting rather than the 15% preferred by  Pembridge.  That change would take effect only after Topps' 2007 shareholder meeting.

Pembridge  and  Crescendo  are urging Topps to treat its proposed  amendments as
"non-contested"  proposals, which allow votes not cast to be counted in favor of the proposals.

Topps also has dropped a potential  challenge of one of the dissident  nominees,
John Jones. In May, the company said Pembridge failed to provide information the company  felt was  material  to Jones'  evaluation.  But in a recent  regulatory filing, Topps indicated it would not dispute his nomination.

A Topps spokeswoman  declined to comment,  but in a presentation to shareholders included in a recent regulatory filing, Topps criticized the dissidents, calling
Crescendo a "short-term, opportunistic investor."

In the filing,  Topps also  highlighted the fact that it returned $76 million to shareholders  over the past five years in dividends and share  repurchases.  The
company  said  it  has  made   "considerable   progress"  since  implementing  a
reorganization last September following a thorough review of its businesses.

Although  Pembridge and Crescendo would hold only three of the nine positions on
Topps' board if their candidates are elected, the investment firms have vowed to push management to explore selling all or part of the company, repurchase common stock, reduce executive compensation and improve corporate governance.

Last  year,  Topps  hired  Lehman  Brothers  Inc.  to  explore  the  sale of its confectionery  business,  but ended the  process  when it could not find a buyer willing to meet its price.

In  regulatory  filings,  Topps  disclosed  it would be  spending  "in excess of
$500,000" in  connection  with the proxy fight and up to $175,000  more to proxy solicitation firm MacKenzie Partners Inc. of New York.

                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

THE TOPPS FULL VALUE COMMITTEE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
("SEC") ON JUNE 23, 2006 A DEFINITIVE  PROXY  STATEMENT  AND  ACCOMPANYING  GOLD
PROXY CARD TO BE USED TO SOLICIT VOTES FOR THE ELECTION OF ITS SLATE OF DIRECTOR
NOMINEES AND CERTAIN BUSINESS PROPOSALS FOR USE AT THE 2006 ANNUAL MEETING.  THE
COMMITTEE  STRONGLY ADVISES ALL TOPPS  STOCKHOLDERS TO READ THE PROXY STATEMENTS

                                      -4-

AND  OTHER  PROXY  MATERIALS  AS THEY  BECOME  AVAILABLE  BECAUSE  THEY  CONTAIN
IMPORTANT INFORMATION.

STOCKHOLDERS  ARE ABLE TO OBTAIN FREE COPIES OF THE PROXY  STATEMENT  FILED WITH
THE SEC BY THE TOPPS FULL VALUE COMMITTEE THROUGH THE WEBSITE  MAINTAINED BY THE
SEC AT WWW.SEC.GOV.  IN ADDITION,  INVESTORS MAY OBTAIN FREE COPIES OF THE PROXY
STATEMENT  FROM THE TOPPS FULL  VALUE  COMMITTEE  BY  CONTACTING  TIMOTHY  BROG,
PEMBRIDGE CAPITAL,  708 THIRD AVENUE, NEW YORK, NY 10017 OR BY CALLING D.F. KING
& CO., INC. AT (800) 628-8532.

THE PARTICIPANTS IN THE PROXY  SOLICITATION ARE PEMBRIDGE VALUE OPPORTUNITY FUND
LP, A DELAWARE LIMITED PARTNERSHIP, PEMBRIDGE CAPITAL MANAGEMENT LLC, A DELAWARE
LIMITED LIABILITY COMPANY,  TIMOTHY E. BROG, CRESCENDO PARTNERS II, L.P., SERIES
Y, A DELAWARE  LIMITED  PARTNERSHIP,  CRESCENDO  INVESTMENTS II, LLC, A DELAWARE
LIMITED LIABILITY COMPANY,  CRESCENDO ADVISORS LLC, A DELAWARE LIMITED LIABILITY
COMPANY, ERIC ROSENFELD, ARNAUD AJDLER AND JOHN J. JONES.

INFORMATION  CONCERNING THE PARTICIPANTS AND THEIR INTERESTS IN THE SOLICITATION
IS SET FORTH IN THE PROXY STATEMENT FILED WITH THE SEC.

                                    * * * * *
Contacts:
Timothy Brog                                 Eric Rosenfeld
Pembridge Value Opportunity fund LP          Crescendo Partners II L.P, Series Y
(212) 557-6150                               (212) 319-7676

                                      -5-